UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2017

Alpha Investment Inc.
(Exact name of registrant as specified in charter)

Delaware	333-198772	90-0998139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd., Ste. 200, Columbus, OH	43235
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms “the Company,” “Alpha,” “we,” “us” and “our” refer to Alpha Investment Inc.

Item 1.01.

Entry Into a Material Definitive Agreement.

The disclosure set forth below under “Item 3.02. Unregistered Sales of Equity Securities” is hereby incorporated by reference into this Item 1.01.

Item 3.02.

Unregistered Sales of Equity Securities.

On September 5, 2017, Alpha consummated the sale of 56,667 “restricted” shares of its common stock (the “Shares”) to a single accredited investor (the “Purchaser”) for $850,000, pursuant to a subscription agreement entered into between the Company and the Purchaser (the “Subscription Agreement”).

The Shares were issued pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and Regulation D thereunder. No commissions or placement fees were paid in connection with the offer and sale of the Shares. The proceeds from the offer and sale of the Shares will be used for working capital and other general corporate purposes.

A copy of the Subscription Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing summary do not purport to be complete and are qualified in their entirety by reference to the Subscription Agreement.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No	Description

10.1	Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2017	ALPHA INVESTMENTS INC.

	By:	/s/ Todd Buxton
Todd Buxton, Chief Executive Officer

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